                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           SOUTHSIDE BANCSHARES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                           SOUTHSIDE BANCSHARES CORP.
                               3606 GRAVOIS AVENUE
                            ST. LOUIS, MISSOURI 63116
                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000
                         -------------------------------

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF SOUTHSIDE BANCSHARES CORP. WILL BE HELD AT SOUTH SIDE NATIONAL BANK'S TELEGRAPH ROAD FACILITY, LOCATED AT 4111 TELEGRAPH ROAD IN SOUTH ST. LOUIS COUNTY, MISSOURI, AT 2:00 P.M. ON THURSDAY, APRIL 27, 2000. THE PURPOSE OF THE MEETING IS:

     1.   TO ELECT THREE DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM,

     2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE 2000 FISCAL YEAR, AND

     3. TO ACT UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

         YOU MAY VOTE IF YOU ARE A SHAREHOLDER OF RECORD ON MARCH 8, 2000.


                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   /S/ JOANNE M. SCHNEIDER
                                   ---------------------------------------
                                   JOANNE M. SCHNEIDER
                                   SECRETARY TO THE BOARD

ST. LOUIS, MISSOURI
MARCH 24, 2000



     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO OR AT THE MEETING.

     IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP SO THAT YOU MAY BE ADMITTED TO THE MEETING.

     Shareholders representing a majority of the company's outstanding common stock must be present or represented by proxy at the annual meeting for a quorum to be present. TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY EARLY.

                           SOUTHSIDE BANCSHARES CORP.
                               3606 GRAVOIS AVENUE
                            ST. LOUIS, MISSOURI 63116
                                 (314) 776-7000
                                ----------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000
                                 ---------------

                    PROXY SOLICITATION AND VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

     THE BOARD OF DIRECTORS OF SOUTHSIDE BANCSHARES CORP. IS SOLICITING PROXIES FOR THE COMPANY'S 2000 ANNUAL MEETING. The company is first mailing this proxy statement and the form of proxy to shareholders on or about March 24, 2000.

WHO CAN VOTE

     Shareholders of record on March 8, 2000 may vote at the annual meeting. On March 8, 2000, 8,593,628 shares of common stock were outstanding and thereby entitled to vote at the annual meeting.

THE NUMBER OF VOTES YOU HAVE

     You have one vote for each share of common stock that you held on March 8, 2000.

HOW YOU CAN VOTE

         There are two ways you can vote:

     - by proxy - simply indicate your vote by completing the enclosed proxy card, sign and date the proxy card and return it in the envelope provided, or

     -    in person - attend the annual meeting and vote in person.

     If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the annual meeting, you must bring an account statement or letter from such person or entity indicating that you were the beneficial owner of the shares on March 8, 2000, the record date for voting, in order to be admitted to the annual meeting.

QUORUM REQUIREMENT

     A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present in person or by proxy at the annual meeting in order for there to be a quorum to elect directors and to ratify the appointment of KPMG LLP.

HOW PROXIES WILL BE VOTED

     If you properly execute and return your proxy in time, your shares of common stock will be voted in accordance with your instructions. If you do not give instructions on your proxy, your shares of common stock will be voted (1) in favor of the election of Joseph W. Beetz, Howard F. Etling and Joseph W. Pope to the Board of Directors and (2) in favor of KPMG LLP serving as the company's independent certified public accountants for the year 2000.

     Shares represented by proxies that are marked "withhold authority" with respect to the election of a director or which are marked "abstain" with respect to the ratification of the appointment of KPMG LLP or any other matter will be counted for determining whether a quorum is present but will have the effect of a vote against a director, against the ratification and appointment of KPMG LLP or against any other matters presented at the meeting, as the case may be.

     As of the date of this proxy statement, the company is not aware of any matters which may come before the annual meeting other than the matters discussed in this proxy statement. If any other matters properly come before the annual meeting, the proxy holders will vote the shares of common stock represented by your proxy in their discretion.

HOW YOU CAN REVOKE YOUR PROXY OR CHANGE YOUR VOTE

     You may revoke a properly executed proxy at any time before it is exercised by:

     - filing a written revocation with the company secretary prior to the annual meeting,

     - filing a duly executed proxy bearing a later date with the company secretary prior to the annual meeting, or

     -    voting in person at the annual meeting.

COSTS AND METHOD OF SOLICITATION

     Directors and employees of the company will solicit proxies primarily by mail, personal interview and telephone. They will not receive any additional compensation for such solicitation. The company will pay all expenses of the proxy solicitation. The company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of common stock and will reimburse such persons for their expenses.

                        ITEM 1 - - ELECTION OF DIRECTORS

NOMINEES

     Joseph W. Beetz, Howard F. Etling and Joseph W. Pope are the nominees for election to the Board of Directors. Mr. Beetz and Mr. Etling are presently members of the Board of Directors. The Board of Directors has nominated Mr. Pope to fill the seat previously held by Ralph Crancer, Jr., who passed away in January 1999. If elected, each has consented to serve for a three-year term until the company's annual meeting in 2003 and until their respective successors are duly elected and qualified. Information about each of the three nominees and the company's other directors appears beginning on page 4.

VOTE REQUIRED TO ELECT DIRECTORS

     The three nominees who receive the highest number of votes will be elected. Cumulative voting for the election of directors is not available.

     Unless instructed otherwise, the proxy holders will vote for Joseph W. Beetz, Howard F. Etling and Joseph W. Pope as directors. Although the company does not believe that Joseph W. Beetz, Howard F. Etling or Joseph W. Pope will decline or be unable to serve as a director if elected, in such event, the proxy holders will vote for such other person designated by the Board of Directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR JOSEPH W. BEETZ, HOWARD
F. ETLING AND JOSEPH W. POPE, THE NOMINEES LISTED UNDER ITEM 1 ON THE PROXY.

                  ITEM 2 - - RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

APPOINTMENT

     Subject to ratification by the shareholders, the Board of Directors appointed KPMG LLP as independent certified public accountants to audit the company's accounts for the fiscal year ending December 31, 2000. The Board of Directors expects that representatives of KPMG LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

SERVICES PERFORMED

     During 1999, KPMG LLP audited the consolidated financial statements of the company and its subsidiaries and provided tax services for the company.

VOTE REQUIRED TO RATIFY ACCOUNTANTS

     The ratification of KPMG LLP as independent certified public accountants requires the affirmative vote of at least a majority of the shares of common stock entitled to vote at the annual meeting.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP, WHICH IS ITEM 2 ON THE PROXY.

                            ITEM 3 - - OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors is not aware of any matters which may come before the annual meeting.

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

     The company's articles of incorporation and bylaws presently provide for the company to have not less than 9 nor more than 15 directors divided into three classes as nearly equal as possible with one class to be elected annually for a three-year term. The Board of Directors has fixed the number of directors at nine.

     For each nominee to become a director and each other director whose term of office will continue after the annual meeting, the following table indicates:
(1) his age, (2) his principal occupation or employment for the past five years,
(3) his other directorships, and (4) the year he was first elected as a director of the company. Information with respect to the business experience of each director has been furnished by such director or has been obtained from company records.

CLASS II DIRECTORS:
NOMINEES FOR DIRECTORS
(terms expiring 2003)

                                                                                           OTHER              DIRECTOR
    NAME                       AGE           PRINCIPAL OCCUPATION                      DIRECTORSHIPS            SINCE
    ----                       ---           --------------------                      -------------            -----
Joseph W. Beetz                 71    President, Joseph H. Beetz Plumbing                    --                 1978
                                      Company, Inc. (plumbing contractor)

Howard F. Etling                85    Publisher Emeritus, Journal Newspapers                 --                 1962

Joseph W. Pope                  34    Senior Vice President and Chief Financial              --                nominee
                                      Officer, Southside Bancshares Corp.

                                      Senior Vice President,
                                      South Side National Bank in St. Louis

CLASS III DIRECTORS:
CONTINUING IN OFFICE
(terms expiring 2001)

                                                                                        OTHER              DIRECTOR
    NAME                       AGE           PRINCIPAL OCCUPATION                   DIRECTORSHIPS            SINCE
    ----                       ---           --------------------                   -------------            -----
Douglas P. Helein               48    Insurance Broker, Welsch, Flatness & Lutz,         --                  1992
                                      Inc. (insurance agency)

Earle J. Kennedy, Jr.           71    Former President, Westway Services, Inc.            --                 1978
                                      (vending company)

Daniel J. Queen                 59    President, Highland Diversified, Inc.        State Bank of             1992
                                      (operates grocery stores)                    Jefferson County
                                                                                   (subsidiary of the
                                                                                   company)


CLASS I DIRECTORS:
CONTINUING IN OFFICE
(terms expiring 2002)


                                                                                        OTHER              DIRECTOR
    NAME                       AGE           PRINCIPAL OCCUPATION                   DIRECTORSHIPS            SINCE
    ----                       ---           --------------------                   -------------            -----
Norville K. McClain             70    President, Essex Contracting, Inc.           South Side National           1988
                                      (building contractor and developer)          Bank in St. Louis

Richard G. Schroeder, Sr.       59    President, St. Louis Fabrication Services,   South Side National           1994
                                      Inc. (steel fabrication company)             Bank in St. Louis

Thomas M. Teschner              43    President and Chief Executive Officer,       Chairman, South Side          1992
                                      Southside Bancshares Corp.                   National Bank in St.
                                                                                   Louis; Bank of  St.
                                      President and Chief Executive Officer,       Genevieve; The Bank of
                                      South Side National Bank in St. Louis        St. Charles County;
                                                                                   and State Bank of
                                                                                   Jefferson County
                                                                                   (subsidiaries of the
                                                                                   company)

COMMITTEES

     The company has the following committees:

     -    audit:         -   monitors the internal accounting controls and
                             practices of the company and reports its findings to the Board of Directors
                         -   committee members are Mr. Beetz, Mr. Etling, Mr.
                             Helein, Mr. Kennedy, Mr. Queen, Mr. McClain and Mr.
                             Schroeder
                         -   met four times in 1999

     -    compensation:  -   approves compensation levels for executive officers
                         -   committee members are Mr. Beetz, Mr. Etling, Mr.
                             Helein, Mr. Kennedy, Mr. Queen, Mr. McClain and Mr.
                             Schroeder
                         -   met two times in 1999

     The company does not have a standing nominating committee, and no other committee performs a similar function. The Board of Directors makes all recommendations for nominees to the Board of Directors. Shareholders may not nominate individuals to serve as directors.

MEETINGS

     In 1999, the Board of Directors held twelve regular meetings and no special meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which such director served.

DIRECTOR COMPENSATION

     Prior to April 1, 1999, each director received $1,000 for each regular Board of Directors' meeting he attended. After April 1, 1999, each director became eligible for an annual retainer of $35,400 payable in equal monthly installments. Directors of the company who also serve as a director for one of the company's subsidiary banks receive additional director fees from those banks.

     The directors may elect to defer their director fees pursuant to the company's deferred compensation plan for directors. Under the deferred compensation plan, a director may defer all or a portion of his director's fees in exchange for post-retirement income or pre-retirement death benefits. The amount deferred by a director is placed into a deferral account which will accrue interest at a rate between 6% and 15% annually, with the exact return to be based upon the increase in the company's stock price from year to year. As of December 31, 1999, the company has entered into deferred compensation agreements with Earle J. Kennedy, Jr., Norville K. McClain, Daniel J. Queen and Thomas M. Teschner. No other remuneration was paid by the company to any non-employee director or for special assignments.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following tables set forth as of March 8, 2000 the number of shares of common stock owned beneficially by (1) each director (including nominees for director), (2) each executive officer named in the summary compensation table on page 8, (3) directors and executive officers as a group, and (4) any person the company knows to be the beneficial owner of more than 5% of the outstanding shares of common stock.

                                                                AMOUNT AND NATURE OF
                                                                BENEFICIAL OWNERSHIP(1)
                                                   ------------------------------------------------
                                                         SOLE VOTING                 OTHER                PERCENT
                                                       AND INVESTMENT               BENEFICIAL               OF
EXECUTIVE OFFICERS & DIRECTORS                              POWER                   OWNERSHIP              CLASS(2)
------------------------------                     ------------------------    --------------------    ------------
Joseph W. Beetz                                             57,390                       --                  *
Howard F. Etling                                           166,142                       --                1.85%
Douglas P. Helein                                          398,320                       --                4.44%
Earle J. Kennedy, Jr.                                       10,020                     208,525(3)          2.44%
Norville K. McClain                                        437,257                   1,080,728(4)         16.91%
Joseph W. Pope                                              56,488(5)                    --                  *
Daniel J. Queen                                            235,946                       --                2.63%
Richard G. Schroeder, Sr.                                    --                         99,000(6)          1.10%
Thomas M. Teschner                                         330,166(7)                1,154,020(4)(8)      16.54%
Executive Officers and Directors (including
nominees) as a group (9 persons)                         1,691,729(9)                1,448,867(4)         34.99%

*  less than 1%

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP(1)
                                                   -----------------------------------------------
                                                         SOLE VOTING                 OTHER                PERCENT
NAME AND ADDRESS OF                                    AND INVESTMENT              BENEFICIAL               OF
OTHER PRINCIPAL SECURITY HOLDERS                            POWER                  OWNERSHIP              CLASS(2)
--------------------------------                   ------------------------    -------------------    ----------------
Southside Bancshares Corp.(4)                                  --                    1,080,728               12.04%
     Employee Stock Ownership Plan
     (With 401(k) Provisions)
     3606 Gravois Avenue
     St. Louis, Missouri  63116
First Banks, Inc.(10)                                       1,579,060                    --                  17.59%
       135 North Meramec
       Clayton, Missouri  63105

---------------
(1) The information set forth is based upon information furnished to the company by the named persons or entities. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes shares of common stock for which a person directly or indirectly has or shares voting power or investment power or both and shares of common stock which may be acquired upon the exercise of stock options that are exercisable or will become exercisable within 60 days.

(2) The percentages are based on the total number of outstanding shares of common stock, 8,593,628, plus the total number of shares of common stock for which beneficial ownership may be acquired pursuant to stock options that are exercisable or that will become exercisable within 60 days, 382,200, for a total of 8,975,828 shares.

(3)  Shares for which Mr. Kennedy has shared voting and investment power.

(4) Includes 1,080,728 shares held by the Southside Bancshares Corp. Employee Stock Ownership Plan With 401(k) Provisions. Mr. McClain and Mr. Teschner are trustees of the plan. Participants in the plan have voting power over shares of common stock allocated to their plan accounts. The trustees will vote these shares of common stock as directed by the participants. If a participant fails to provide direction, the trustees will vote those shares in their discretion. Except for 69,166 shares of common stock allocated to Mr. Teschner's account under the plan, Mr. Teschner and Mr. McClain disclaim any personal interest in all of the shares of common stock held by the plan.

(5) Includes 12,678 shares of common stock allocated to Mr. Pope's account under the employee stock ownership plan and 42,000 shares of common stock that Mr. Pope may acquire beneficial ownership of pursuant to stock options that are exercisable or will become exercisable within 60 days.

(6)  Shares for which Mr. Schroeder has shared voting and investment power.

(7) Includes 69,166 shares of common stock allocated to Mr. Teschner's account under the employee stock ownership plan and 258,000 shares of common stock that Mr. Teschner may acquire beneficial ownership of pursuant to stock options that are exercisable or will become exercisable within 60 days.

(8) Includes 142,458 shares of common stock for which Mr. Teschner has shared voting and investment power.

(9) Includes 81,844 shares of common stock allocated to the accounts of the executive officers of the company under the employee stock ownership plan and 300,000 shares of common stock that the executive officers and directors may acquire beneficial ownership of pursuant to stock options that are exercisable or will become exercisable within 60 days.

(10) Not included are 16,920 shares of common stock owned by James F. Dierberg and 371,760 shares of common stock owned by Investors of America, L.P. The directors and executive officers of First Securities America, Inc., the general partners of Investors of America, L.P., and other members of their family, including James F. Dierberg, control First Banks, Inc. directly or indirectly.

     To the knowledge of the Board of Directors, no change of control of the company has occurred since the beginning of the last fiscal year, and there are no contractual arrangements that could give rise to a change of control of the company in the future.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or accrued in 1999, 1998 and 1997 for the company's Chief Executive Officer and for the other executive officer of the company who received total compensation exceeding $100,000 during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE



                                                                Annual                 Long-Term
                                                             Compensation             Compensation
                                                      ---------------------------- -------------------          All
Name and Principal Position                   Year       Salary         Bonus          Securities              Other
                                                          ($)(1)        ($)(2)         Underlying           Compensation
                                                                                        Options               ($)(3)
------------------------------------------- --------- ------------- -------------- ------------------- ----------------------
THOMAS M. TESCHNER                            1999      $215,000      $115,000             --                $109,997
  President, Chief Executive Officer
  and Director                                1998      $215,000      $100,000             --                $103,124

                                              1997      $160,000      $135,000          300,000              $104,575
------------------------------------------- --------- ------------- -------------- ------------------- ----------------------
JOSEPH W. POPE                                1999      $ 90,000      $ 25,000             --                $ 10,418
  Senior Vice President and
  Chief Financial Officer                     1998      $ 85,000      $ 25,000             --                $  9,771

                                              1997      $ 78,000      $ 19,000             --                $ 11,258
------------------------------------------- --------- ------------- -------------- ------------------- ----------------------

(1) Includes deferred compensation contributed by Mr. Teschner and Mr. Pope to the employee stock ownership plan.

(2) Includes amounts paid in accordance with the executive compensation program discussed in the Compensation Committee Report section of this proxy statement.

(3) Consists of the company's contributions and allocations to the employee stock ownership plan ($12,433 in 1999, $13,009 in 1998 and $11,579 in 1997 for Mr. Teschner, and $9,504 in 1999, $8,861 in 1998 and $10,444 in 1997
     for Mr. Pope), director's fees from the company and its subsidiaries ($53,600 in 1999, of which $44,000 was deferred, $47,550 in 1998, of which
     $39,550 was deferred, and $46,650 in 1997, of which $38,750 was deferred, for Mr. Teschner), life insurance premiums ($4,249 in 1999, $4,438 in 1998 and $3,520 in 1997 for Mr. Teschner, and $914 in 1999, $910 in 1998 and
     $814 in 1997 for Mr. Pope). Such amounts also reflect $39,715, $38,127 and $42,826 paid to Mr. Teschner in 1999, 1998 and 1997, respectively, as grants of performance stock awards under the deferred compensation agreement described in the Compensation Committee Report section of this proxy statement. The 1999 grant represents 4,538.86 shares of performance stock. The 1998 and 1997 grants represent 3,112.39 and 3,723.96 shares of performance stock, respectively.

     The following table sets forth information concerning (1) the number of shares of the company's common stock acquired last year upon the exercise of stock options and (2) the number of shares of the company's common stock that may be acquired upon the exercise of stock options outstanding and the value of such options.

                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                             FISCAL YEAR END OPTION/SAR VALUES
--------------------------- -------------- ---------------- ------------------------------------ -----------------------------
                               Shares                                                                Value of Unexercised
                              Acquired                             Number of Securities                  in-the-Money
                             on Exercise        Value             Underlying Unexercised            Options/SARs at Fiscal
           Name                  (#)        Realized ($)     Options/SARs at Fiscal Year End(1)          Year-End($)(2)
--------------------------- -------------- ---------------- ------------------------------------ -----------------------------
                                                                Exercisable      Unexercisable   Exercisable   Unexercisable
                                                                    (#)               (#)              ($)            ($)
--------------------------- -------------- ---------------- ------------------ ----------------- ------------- ---------------
Thomas M. Teschner                -0-            -0-            258,000(3)         132,000(4)      $403,560       $119,040
--------------------------- -------------- ---------------- ------------------ ----------------- ------------- ---------------
Joseph W. Pope                    -0-            -0-             42,000(5)           6,000(6)      $149,520       $14,520
--------------------------- -------------- ---------------- ------------------ ----------------- ------------- ---------------

(1) All amounts represent shares of common stock underlying stock options at December 31, 1999.

(2) Pre-tax gain. The value of the unexercised in-the-money stock options is based upon a December 31, 1999 closing bid price of $8.75 for shares of common stock.

(3) Includes 30,000 shares of common stock underlying stock options having an exercise price of $3.67 per share, 48,000 shares of common stock underlying stock options having an exercise price of $6.33 per share, and 180,000 shares of common stock underlying stock options having an exercise price of $8.00 per share.

(4) Includes 12,000 shares of common stock underlying stock options having an exercise price of $6.33 per share and 120,000 shares of common stock underlying stock options having an exercise price of $8.00 per share.

(5) Includes 18,000 shares of common stock underlying stock options having an exercise price of $3.67 per share and 24,000 shares of common stock underlying stock options having an exercise price of $6.33 per share.

(6) The shares of common stock underlying such stock options have an exercise price of $6.33 per share.


EXECUTIVE CONTRACTS

     MR. TESCHNER'S EMPLOYMENT CONTRACT

     The company and South Side National Bank in St. Louis have entered into an employment agreement with Thomas M. Teschner, President and Chief Executive Officer of the company and the bank. Mr. Teschner's employment agreement is effective through April 27, 2002 and automatically renews each year on the employment agreement's anniversary date for a new three-year term unless notice not to renew is delivered on or before the anniversary date.

     Under the employment agreement, the company or the bank may terminate Mr. Teschner's employment at any time for cause or disability. The agreement defines cause as willful misconduct resulting in indictment for an alleged felony, violation of any material provision of the agreement or any willful failure to substantially perform any reasonable directions of the company's or the bank's Board of Directors within 60 days after written demand. Removal for cause requires the affirmative vote of at least two-thirds of each of the company's and the bank's Board of Directors. A disability is defined as the inability of Mr. Teschner to perform his duties under the employment agreement due to illness or injury as determined by a physician acceptable to the company, the bank and Mr. Teschner.

     Upon termination for cause or disability, Mr. Teschner is entitled to receive a severance payment equal to the greater of (1) one-third of his current annual base salary or (2) a severance payment computed in accordance with the company's or the bank's then existing severance policy. After termination of employment for cause or if Mr. Teschner improperly terminates his own employment Mr. Teschner will not, for a period of six months after termination, solicit customers or clients of the company, the bank or any of their subsidiaries without the prior approval of the Board of Directors.

     Upon Mr. Teschner's death during the term of the agreement, his beneficiary or estate is entitled to the benefits payable under the accidental death, life insurance and similar plans for employees of the company and the bank. In the event that such death benefit plans are amended to reduce or terminate benefits, Mr. Teschner's beneficiary or estate is entitled to a lump sum payment equal to the difference between the sum which would have been payable under the death benefit plans as of the date of the agreement and the sum payable under the amended plans.

     Upon a change of control of the company or the bank, if Mr. Teschner's employment is terminated by the company and the bank other than for cause, death or disability within six months prior to or within three years following the change in control, or if Mr. Teschner voluntary terminates his employment within two years following a change of control, Mr. Teschner is entitled to the following severance benefits in lieu of all other benefits: (1) three times his highest annual salary in effect at any time during the term of the agreement,
(2) three times his highest annual bonus prior to the termination, (3) his unpaid annual salary and accrued vacation, and (4) a continuation of his welfare benefits of health and medical insurance for three full years, except that such welfare benefits will be discontinued prior to the end of three years in the event that Mr. Teschner has available substantially similar welfare benefits from a subsequent employer. If the company's legal counsel determines that any of the severance benefits received by Mr. Teschner constitute a parachute payment subject to an excise tax under the Internal Revenue Code, Mr. Teschner will be entitled to receive from the company and the bank a lump sum cash payment sufficient to place Mr. Teschner in the same net after tax position that he would have been in had such payment not been subject to such excise tax.

     MR. TESCHNER'S SALARY CONTINUATION AGREEMENT

     The company and Thomas M. Teschner also entered into a salary continuation agreement in 1999 which provides for payments to Mr. Teschner in the event he retires, is terminated or the company experiences a change in control. If Mr. Teschner retires at age 65 or later, the company will pay him an annual benefit equal to 90% of his annual salary on the date the plan was established, increased each plan year by 3.5% compounded annually. The plan also provides for early retirement between the ages of 55 and 64. If Mr. Teschner retires at age 55, he will receive 50% of the normal retirement benefit. If Mr. Teschner retires after reaching age 55, he will receive an additional 5% of the normal retirement benefit for each year of employment until the percentage equals 100% at age 65.

     If Mr. Teschner's employment is terminated, voluntarily or involuntarily, before he reaches age 55 for reasons other than his death or disability, the company will pay him a lump sum between $0 and approximately $730,000, depending on the number of completed plan years and the applicable vesting percentage when such termination occurs. If Mr. Teschner's employment with the company is terminated before he reaches age 55 and while he suffers a disability, Mr. Teschner may elect to receive reduced benefit payments at age 65 or a lump sum payment similar to a voluntary termination of employment.

     If the company experiences a change in control and (1) thereafter terminates Mr. Teschner or (2) Mr. Teschner terminates his employment after either a change in job responsibilities or a reduction in his annual compensation before he reaches age 55, the company will pay him a lump sum of approximately $2,200 to approximately $730,000, depending on the number of completed plan years when such events occur. If any amount to be received by Mr. Teschner constitutes a parachute payment subject to an excise tax under the Internal Revenue Code, Mr. Teschner will receive a lump sum cash payment sufficient to put him in the same net after tax position he would have been in had such excise tax not applied.

     The company is not required to make any payments under the agreement if Mr. Teschner's employment is terminated by the company for gross negligence or gross neglect of duties, commission of a felony involving moral turpitude or fraud, dishonesty or willful violation of any law committed in connection with his employment and resulting in his personal financial benefit to the company's detriment.

     MR. TESCHNER'S LIFE INSURANCE AGREEMENT

     The company and Thomas M. Teschner through his irrevocable insurance trust have entered into a split dollar agreement pursuant to which the company has agreed to share with the trust the proceeds of a life insurance policy on Mr. Teschner's life in lieu of the benefits payable under the salary continuation plan. Specifically, the trust will receive $3,474,940 from the insurance policy if Mr. Teschner dies before reaching age 65. The proceeds payable to the trust decrease on an annual basis by the amount of any retirement payments received by Mr. Teschner pursuant to the salary continuation agreement. The company pays the premiums on the policy, and the cost of the insurance is included in Mr. Teschner's gross income for federal income tax purposes.

     MR. POPE'S SALARY CONTINUATION AGREEMENT

     The company and Joseph W. Pope entered into a salary continuation agreement in 1999 which provides for payments to Mr. Pope in the event he retires, is terminated or the company experiences a change in control. If Mr. Pope retires at age 65 or later, the company will pay him an annual benefit equal to 90% of his annual salary on the date the plan was established, increased each plan year by 3.5% compounded annually. The plan also provides for early retirement between the ages of 55 and 64. If Mr. Pope retires at age 55, he will receive 50% of the normal retirement benefit. If Mr. Pope retires after reaching age 55, he will receive an additional 5% of the normal retirement benefit for each year of employment until the percentage equals 100% at age 65.

     If Mr. Pope's employment is terminated, voluntarily or involuntarily, before he reaches age 55 for reasons other than his death or disability, the company will pay him a lump sum between $0 and approximately $470,000, depending on the number of completed plan years and the applicable vesting percentage when such termination occurs. If Mr. Pope's employment with the company is terminated before he reaches age 55 and while he suffers a disability, Mr. Pope may elect to receive reduced benefit payment at age 65 or a lump sum payment similar to a voluntary termination of employment.

     If the company experiences a change in control and (1) thereafter terminates Mr. Pope or (2) Mr. Pope terminates his employment after either a change in job responsibilities or a reduction in his annual compensation before he reaches age 55, the company will pay him a lump sum of approximately $400 to approximately $470,000, depending on the number of completed plan years when such events occur. The agreement with Mr. Pope also provides that if Mr. Pope dies while employed with the company, the company will pay his beneficiary the full projected annual benefit for 15 years. The company will not be obligated to make any payment to Mr. Pope which is a non-deductible parachute payment under the Internal Revenue Code.

     The company is not required to make any payments under the agreement if Mr. Pope's employment is terminated by the company for gross negligence or gross neglect of duties, commission of a felony involving moral turpitude or fraud, dishonesty or willful violation of any law committed in connection with his employment and resulting in his personal financial benefit to the company's detriment. In addition, the company is not obligated to make any payments to Mr. Pope under the agreement, except in the event of a change of control, until he has been employed with the company or its subsidiaries for ten years.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     The compensation committee establishes and administers the company's executive compensation program. The compensation committee established the program (1) to link individual compensation and the company's performance and
(2) to provide for both short and long-term incentive programs that align the economic interests of management and the shareholders. When the program was developed, the compensation committee engaged an independent third party to assist in the design of the executive compensation program. Based upon recommendations of the independent third party, as well as competitive competition analysis, the committee adopted an annual incentive plan. Information for determining the competitive compensation levels was obtained from a bank cash compensation survey prepared by the Bank Administrative Institute, as well as an independent survey of financial institutions in Missouri and Illinois with total assets of $300,000,000 to $1,000,000,000. The group surveyed for the purpose of determining competitive compensation levels is different than those used for comparative purposes in the performance graph on page 15 of this proxy statement. The compensation committee believes that the survey group used for determining executive compensation more closely represents the company's actual competition for executive talent.

     The plan's basic goals are:

     - to maintain base salary levels relatively close to the market median for financial institutions in the company's peer group, and

     - to provide for annual incentive opportunities based on the achievement of established business plan goals with annual incentives comparable with the market median for financial institutions in the company's peer group, with additional upside potential for performance significantly above the predetermined goals.

     The compensation committee reviews the program on an annual basis to determine what changes, if any, need to be made in light of present facts and circumstances. In 1999, the compensation committee updated the executive compensation program to include a salary continuation plan designed to encourage key executives to remain with the company through retirement. A summary of the terms of the salary continuation agreements entered into between the company and key executives is set forth beginning on page 10 of this proxy statement. The company's executive compensation program consists of the following components:

     - Salary. For executive officers, the compensation committee uses competitive compensation data and then considers experience levels to determine actual compensation levels.

     - Bonus Plan. The compensation committee approves annual bonuses for certain executive officers of the company based upon the formula provided for in the plan. Under the plan, officers who substantially impact the company's performance are eligible to receive annual incentive awards if the company achieves certain performance goals based on profitability, asset quality and general performance as compared to the company's peers and prior years. Profitability measures include return on average assets for the company and its bank subsidiaries. Measures of asset quality include total nonperforming loans and total nonperforming assets. Actual award opportunity levels depend on whether the company achieves established performance goals. The maximum incentive award for 1999 was set at 150% of the target award level. The target award level ranges from 15% to 50% of annual salary. In order to achieve the maximum award level, the company generally should have met or exceeded 100% of established performance goals. In the event the performance goals are exceeded, the award level could range up to 75% of annual salary. The compensation committee retains the right to further increase annual incentive awards if individual contributions warrant.

     - Stock Options. The plan itself does not provide for issuance of stock based awards, although the overall executive compensation program does provide for stock options. The Southside Bancshares Corp. 1993 Non-Qualified Stock Option Plan and the Southside Bancshares Corp. 1998 Stock Option Plan allow the compensation committee to periodically grant options to key executives of the company. There were no stock options granted in 1999.

     - Deferred Compensation. In 1996, the compensation committee established a deferred compensation arrangement to compensate certain executive officers for certain limitations imposed upon their participation in the company's qualified benefit plans. Under this arrangement, the executives and the company enter into a deferred compensation agreement which provides for an award of performance stock each year based on the sum of the following:

          - an amount determined by multiplying the executive's excess 401(k) amount by the sum of the highest federal and applicable state income tax rates in effect for the year in question, plus

          - an amount equal to (1) the company's matching contribution percentage under the employee stock ownership plan for such year multiplied by the executive's gross annual compensation, determined without regard to the agreement, less (2) the employer matching contributions actually made to the employee stock ownership plan for the benefit of the executive, plus

          - an amount determined by (1) multiplying the company's total discretionary basic and optional contributions to the employee stock ownership plan, plus forfeitures, by a fraction, the numerator of which is the executive's gross annual compensation for such year (determined without regard to the agreement), and the denominator of which is total compensation of all employee stock ownership plan participants, less (2) the amount actually contributed to the employee stock ownership plan by the company's plus forfeitures allocated, for the benefit of the executive.

          The award is converted to performance shares based on the closing bid price of the company's common stock on the last business day of each such year in the case of the first two items above, and $5.33 per share in the case of the last item above. The performance shares issued under this agreement are deemed to be the equivalent of one share of common stock. The performance shares constitute a potential right to receive payment and do not confer any dividend rights, voting rights or any other rights of a shareholder with respect to common stock.

          The executives are entitled to receive payment under the agreement upon the occurrence of one of several events including (1) a change in control, (2) termination of employment, (3) retirement, (4) death or
          (5) total disability. The amount to be paid upon the occurrence of one of these events is the number of performance shares credited to the executive's account multiplied by the midpoint of the bid and ask price of the company's common stock as of the close of business on the date of payment.

          - Salary Continuation. A salary continuation plan was established on December 1, 1999. The plan is designed to pay key executives post retirement benefits based on their length of service with the company. The plan has a ten-year vesting schedule to qualify for payment of the accrued benefits in the event of termination of employment and requires the executive officer to work until age 65 to qualify for full benefit payments under the plan. The plan further carries a life insurance feature that pays full retirement benefits to the executive officer's beneficiaries in the event the executive dies prior to normal retirement, while still in the company's employment.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The President and Chief Executive Officer's compensation for 1999 consisted of:

          -    Base Salary. $215,000.

          - Bonus. $115,000. The bonus paid during 1999 related to the 1998 bonus plan. Because the plan requires performance bonuses to be based on actual results, it is not feasible to pay bonuses during the fiscal year to which the bonus applies. The bonus amount paid in 1999 was computed in accordance with the plan and represented approximately 53% of Mr. Teschner's annual salary.

          - Deferred Compensation. As described above, the committee established a deferred compensation arrangement to compensate executive officers for certain limitations imposed upon their participation in the company's qualified benefit plans. Pursuant to the plan, a grant of 4,538.86 shares of performance stock, having a value on the date of grant of $39,715 ($8.75 per share), was credited to Mr. Teschner's performance stock account as of December 31, 1999 for the 1999 fiscal year.

          - Salary Continuation Plan. This plan was established on December 1, 1999, and the total benefit accrual for Mr. Teschner in 1999 was $2,442.

          -    Stock Options. There were no stock options granted during 1999.

          - Other Compensation. All other compensation paid to Mr. Teschner is described in the summary compensation table on page 8.

                           The Compensation Committee

               Joseph W. Beetz                    Norville K. McClain
               Howard F. Etling                   Earle J. Kennedy, Jr.
               Douglas P. Helein                  Richard G. Schroeder, Sr.
               Daniel J. Queen

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the members of the compensation committee were Joseph W. Beetz, Howard F. Etling, Norville K. McClain, Douglas P. Helein, Earle J. Kennedy, Jr., Daniel J. Queen and Richard G. Schroeder, Sr. During 1999, no member of the compensation committee was an officer or employee of the company or any of its subsidiaries, and no member of the compensation committee was formerly an officer of the company or any of its subsidiaries.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
        SOUTHSIDE BANCSHARES CORP., S&P 500 INDEX AND NASDAQ BANKS INDEX

     The following graph summarizes cumulative returns experienced by the company's shareholders from 1994 through 1999, compared to the S&P 500 Index and the Nasdaq Banks Index.


                                  [LINE GRAPH]



                     1994   1995    1996   1997    1998     1999
Nasdaq Banks Index   100   144.81  182.69 298.86  263.68   242.63
S&P 500              100   134.11  161.29 211.3   267.65   319.91
Southside            100   102.07  148.6  230.35  271.6    184.77


     *Assumes $100 invested on December 31, 1994 in the company's common stock, the S&P 500 Index, and the Nasdaq Banks Index. Total return assumes reinvestment of dividends. All plotted points are based on numbers for the last business day of December for each of the years represented.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     The company and its subsidiary banks have had, and expect to have in the future, loans and other banking transactions in the ordinary course of business with a number of their officers and directors and their associates. Such transactions were made, and will be made, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

     During the previous fiscal year, the company's subsidiaries had commercial transactions in the ordinary course of business with companies with which certain of the company's directors are affiliated. No significant business or personal relationships with the company's subsidiaries existed by virtue of a person's position with the company or with the company's subsidiaries or ownership interest in the company.

                              SHAREHOLDER PROPOSALS

     The company anticipates that the 2001 annual meeting of shareholders will be held on April 26, 2001. If any shareholder of the company intends to submit a proposal for inclusion in the proxy statement to be delivered in connection with the 2001 annual meeting, the proposal and supporting statement, if any, must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by the company at its principal executive offices no later than November 24, 2000. The company suggests that any such proposals, together with any supporting statement, be submitted by certified mail, return receipt requested and be directed to the attention of the company's secretary. Under the company's bylaws, other proposals that are not included in the proxy statement for the 2001 annual meeting will be considered untimely and will not be considered at that meeting unless they are received by the company's secretary prior to February 10, 2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Commission's rules require the company to disclose late filings of reports of stock ownership and changes in stock ownership by its directors and executive officers and certain large shareholders. To the best of the company's knowledge, all of the required filings were made on a timely basis in 1999, except that Mr. Queen has filed a late report on Form 4 involving one transaction, Mr. Schroeder has filed a late report on Form 4 involving three transactions, Mr. McClain has filed a late report on Form 4 involving four transactions and Mr. Kennedy has failed to file a report on Form 4 involving several transactions in 1999.

                                  ANNUAL REPORT

     COPIES OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS CERTIFIED BY THE COMPANY'S INDEPENDENT ACCOUNTANTS, WERE MAILED ON OR ABOUT MARCH 24, 2000 TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING. ADDITIONAL COPIES OF THE ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, ARE AVAILABLE ON REQUEST, BY CONTACTING JOSEPH W. POPE, C/O SOUTHSIDE BANCSHARES CORP., 3606 GRAVOIS AVENUE, ST. LOUIS, MISSOURI 63116 (314) 444-7600.


                                 By Order of the
                                 Board of Directors


                                 /s/ Joanne M. Schneider
                                 -----------------------------------------
March 24, 2000                   Joanne M. Schneider
St. Louis, Missouri              Secretary to the Board

                           SOUTHSIDE BANCSHARES CORP.
                               3606 GRAVOIS AVENUE
                            ST. LOUIS, MISSOURI 63116

                      THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF SOUTHSIDE BANCSHARES CORP.

     The undersigned hereby appoints Mitchell P. Baden and Laurie A. Pennycook, and each of them, with or without the other, attorneys and proxies, with full power of substitution, to vote all of the shares of common stock of Southside Bancshares Corp. which the undersigned is entitled to vote at the annual meeting of shareholders of the company to be held at South Side National Bank's Telegraph Road facility, located at 4111 Telegraph Road, South St. Louis County, Missouri, on Thursday, April 27, 2000, at 2:00 p.m., and at any adjournments thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the annual meeting of shareholders.

A VOTE FOR THE FOLLOWING PROPOSALS (AS DESCRIBED IN GREATER DETAIL IN THE PROXY STATEMENT) IS RECOMMENDED BY THE BOARD OF DIRECTORS.


     1.  Election of directors:  Joseph W. Beetz, Howard F. Etling and Joseph W. Pope.
         [   ]   FOR all nominees listed.
         [   ]   WITHHOLD AUTHORITY to vote for                                      .
                                                -------------------------------------
         [   ]   WITHHOLD AUTHORITY to vote for all nominees listed.

     2.  The ratification of the appointment of KPMG LLP as independent certified public accountants for 2000.
         [ ] FOR    [ ] AGAINST   [ ] ABSTAIN


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL
BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE
ANNUAL MEETING, THE PROXY HOLDERS WILL VOTE THE SHARES OF COMMON STOCK
REPRESENTED BY YOUR PROXY IN THEIR DISCRETION.

   (YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY)

Dated                        , 2000
      -----------------------             -----------------------------------------
                                          Print Name:
                                                     ------------------------------

                                          IMPORTANT: Please date this proxy and sign exactly as
                                          your name(s) appears thereon. If stock is held jointly,
                                          signature should include both names. Executors,
                                          administrators, trustees, guardians, corporate officers
                                          and others signing in a representative capacity should so
                                          indicate.

PROXY MUST BE RETURNED BY APRIL 27, 2000  [ ] Please check box if you plan to attend the annual meeting.

                             SOUTHSIDE SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN,
DATE AND PROMPTLY RETURN THIS SOUTHSIDE PROXY CARD IN THE ENVELOPE PROVIDED. IF
YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE
MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT
REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK,
BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE
OF YOUR OWNERSHIP WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL
MEETING.